Exhibit 2.1

(Translation)

(Front)

SPECIMEN

SHARE CERTIFICATE

OF

KONAMI CORORATION

100 Shares

2ZCNo.
Name of Company:	KONAMI CORPORATION

Incorporation Registered:	March 19, 1973

This is to certify that the holder named herein is entitled to 100 shares in the Capital Stock of Konami Corporation.

(Corporate Seal)	KONAMI CORPORATION Kagemasa Kozuki (Seal) Representative Director

(Reverse)

	Name of Shareholder	Date of Registration	Certification Seal of Register		Name of Shareholder	Date of Registration	Certification Seal of Register
1				5
2				6
3				7
4				8

100

KONAMI CORPORATION

2ZCNo.            .

(Front)

SPECIMEN

SHARE CERTIFICATE

OF

KONAMI CORORATION

1,000 Shares

2ZBNo.
Name of Company:	KONAMI CORPORATION

Incorporation Registered:	March 19, 1973

This is to certify that the holder named herein is entitled to 1,000 shares in the Capital Stock of Konami Corporation.

(Corporate Seal)	KONAMI CORPORATION Kagemasa Kozuki (Seal) Representative Director

(Reverse)

	Name of Shareholder	Date of Registration	Certification Seal of Register		Name of Shareholder	Date of Registration	Certification Seal of Register
1				5
2				6
3				7
4				8

1,000

KONAMI CORPORATION

2ZBNo.

(Translation)

(Front)

SPECIMEN

SHARE CERTIFICATE

OF

KONAMI CORORATION

10,000 Shares

2ZANo.
Name of Company:	KONAMI CORPORATION

Incorporation Registered:	March 19, 1973

This is to certify that the holder named herein is entitled to 10,000 shares in the Capital Stock of Konami Corporation.

(Corporate Seal)	KONAMI CORPORATION Kagemasa Kozuki (Seal) Representative Director

(Reverse)

	Name of Shareholder	Date of Registration	Certification Seal of Register		Name of Shareholder	Date of Registration	Certification Seal of Register
1				5
2				6
3				7
4				8

10,000

KONAMI CORPORATION

2ZANo.